EX-99.23(j)(i)


                       Consent of Independent Accountants


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated April 23, 2001, relating to the financial statements of The Potomac Insurance Trust, which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

April 26, 2001
Milwaukee, Wisconsin